                                                                  EXHIBIT 99.1
PRICE WATERHOUSE, LLP

                   REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and Board of Directors of WesBanco, Inc.

     In our opinion, based on our audits and the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of WesBanco, Inc., and its subsidiaries (the Corporation) at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of First Fidelity Bancorp, Inc. for 1993 and 1992, which statements reflect total assets of $307,965,000 at December 31, 1993, and net interest income of $13,913,000 and $14,013,000 for the years ended December 1993 and 1992, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for First Fidelity Bancorp, Inc. for 1993 and 1992, is based solely on the report of the other auditors. We conducted our audits of the consolidated statements in accordance with generally accepted auditing standards, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

     As discussed in Note 5, Note 18 and Note 16, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," during 1994, 1993 and 1992, respectively.


/s/ Price Waterhouse, LLP

Price Waterhouse, LLP
600 Grant Street
Pittsbugh, Pennsylvania  15219

January 19, 1995

                                21